                                                                   Exhibit 10(i)

                              SEVERANCE AGREEMENT
                              -------------------

     THIS SEVERANCE AGREEMENT ("Severance Agreement"), made and entered into as of this 22nd day of February, 1999 by and between FEDERAL REALTY INVESTMENT TRUST, an unincorporated business trust organized under the laws of the District of Columbia ("Employer"), and Donald C. Wood ("Employee'').

     WHEREAS, Employer recently hired Employee to serve as its Senior Vice President - Chief Financial Officer; and

     WHEREAS, Employee and Employer have agreed upon the terms of a severance package as set forth in this Severance Agreement; and

     NOW THEREFORE, in consideration of the foregoing, of the mutual promises herein contained and of other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   Termination Without Cause. In the event that Employee's employment
          -------------------------
with Employer is terminated under any of the circumstances in Sections 1(a) or 1(b), Employee will be deemed to have been Terminated Without Cause and shall receive payments and benefits as described in this Section 1; provided, however, in the event Employee's employment with Employer is terminated pursuant to
Section 1(b)(iii), Employee shall receive such payments and benefits as are set forth in his Executive Agreement with Employer dated of even date herewith ("Executive Agreement") in lieu of the payments and benefits under this Section 1:

          (a) by Employer other than with Cause (as "Cause" is defined in Section 3, hereof);

          (b) by Employee within six (6) months following the occurrence of one or more of the following events:

               (i) the nature of Employee's duties or the scope of Employee's responsibilities as of the date first written above are materially modified by Employer without Employee's written consent where such material modification constitutes a demotion of Employee; provided, however, that a change in the position(s) to whom Employee reports shall not by itself constitute a material modification of Employee's responsibilities;

               (ii) Employer changes the location of its principal office to outside a fifty (50) mile radius of Washington, D.C.;

               (iii) the occurrence of a Change in Control as defined in
                     Section 1 of Employee's Executive Agreement;

               (iv) Employer's setting of Employee's base salary for any year at an amount which is less than ninety percent (90%) of the greater of (x) Employee's base salary for 1998, or (y) Employee's highest base salary during the three (3) then most recent calendar years (including the year of termination), regardless of whether such salary reduction occurs in one year or over the course of years; or

               (v) this Severance Agreement is not expressly assumed by any successor (directly or indirectly, whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer in a situation other than a Change in Control.

          (c)  Decision by Employer to Terminate Without Cause.  Employer's
               -----------------------------------------------
               decision to terminate Employee's employment Without Cause shall be made by the Board of Trustees.

          (d)  Severance Payment Upon Termination Without Cause.  In the event
               ------------------------------------------------
               of Termination Without Cause, Employee will receive as severance pay an amount in cash equal to eighteen (18) months' salary. (That number of months for which such a payment is due is hereinafter referred to as the "Severance Term".) For the purpose of calculating amounts payable pursuant to this Section 1(d), "salary" shall be an amount equal to (i) the greater of (x) Employee's highest annual base salary paid during the previous three (3) years or (y) Employee's annual base salary in the year of termination, plus (ii) the greatest annual aggregate amount of any cash or stock bonus, paid to Employee in respect of any of the three (3) fiscal years immediately preceding such termination (it being understood and agreed that such amount shall not include compensation paid pursuant to performance share awards), or if no such bonus has been paid to Employee during such time, fifty percent (50%) of his annual base salary in effect on the day prior to Employee's Termination Without Cause. Payment also will be made for vacation time that has accrued, but is unused as of the date of termination. No payments will be made for any partial year of service.

          (e)  Benefits.  In the event of Termination Without Cause, Employee
               --------
               shall receive "Full Benefits" for nine (9) months. Employer shall have satisfied its obligation to provide Full Benefits to Employee if it (i) pays premiums due in connection with COBRA continuation coverage to continue Employee's medical and dental insurance coverage at not less than the levels of coverage immediately prior to termination of Employee's employment; (ii) maintains at not less than his highest levels of coverage prior to Termination Without Cause individual life insurance policies and accidental death and dismemberment policies for the benefit of Employee and pays the annual premiums associated therewith;
               (iii) maintains, at Employer's expense, the split dollar individual life insurance policy (or policies) for the benefit of Employee in accordance with the agreement with respect to such policy (or policies) entered into by Employee and Employer (the "Split Dollar Life Insurance Agreement"); (iv) to the extent that Employer maintained a long-term disability policy that provided coverage to Employee in excess of the coverage provided under the Trust's group long-term disability policy, maintains at not less than his highest levels of coverage prior to Termination Without Cause an individual long-term disability policy for the benefit of Employee and pays the annual premiums associated therewith; and (v) converts its group long-term disability policy to an individual policy for the benefit of Employee and pays the annual premiums associated with Employee's continued participation thereunder for a period of one (1) year following Termination Without Cause. Notwithstanding the foregoing, Employee shall be required to pay the premiums and any other costs of such Full Benefits in the same dollar amount that he was required to pay for such costs immediately prior to Termination Without Cause.

          (f)  Stock Options. Notwithstanding any agreement to the contrary
               -------------
               other than the Executive Agreement and its application to the Termination Without Cause described in Section 1(b)(iii), in the event of any other Termination Without Cause, the vesting of options to purchase shares of Employer's common stock granted to Employee and outstanding as of the date of Employee's termination and scheduled to vest during the Severance Term shall be accelerated such that all such options will be vested as of the date of Employee's termination of employment with Employer. The terms of the stock option agreements shall determine the period during which any vested options may be exercisable.

          (g)  Outplacement Services.  In the event of Termination Without
               ---------------------
               Cause, Employer shall make available at Employer's expense to Employee at Employee's option the services of an employment search/outplacement agency selected by Employer for a period not to exceed six (6) months during the Severance Term.

          (h)  Provision of Telephone/Secretary. In the event of Termination
               --------------------------------
               Without Cause, Employer shall provide Employee for a period not to exceed six (6) months from Employee's date of termination with a telephone number assigned to Employee at Employer's offices, telephone mail and a secretary to answer the telephone. Such benefits shall not include an office or physical access to Employer's offices and will cease upon commencement by Employee of employment with another employer.

          (i)  Notice. If Employee terminates his employment pursuant to Section
               ------
               1(b) hereof and (i) Employee is not an executive officer of Employer, Employee shall give sixty (60) days' written notice to Employer of such termination, or (ii) if Employee is an executive officer of Employer, Employee shall give ninety (90) days' written notice to Employer of such termination.

     2.   Voluntary Resignation of Employee. If Employee is not an executive
          ---------------------------------
officer of Employer, Employee shall give sixty (60) days' written notice to Employer of Employee's resignation from employment in all capacities with Employer; if Employee is an executive officer of Employer, Employee shall give ninety (90) days' written notice to Employer of Employee's resignation from employment in all capacities with Employer.

     3.   Severance Benefits Upon Termination With Cause.  Employee shall be
          ----------------------------------------------
deemed to have been terminated with Cause in the event that the employment of Employee is terminated for any of the following reasons:

     (a) failure (other than failure due to disability) to substantially perform his duties with Employer or an affiliate thereof; which failure remains uncured after written notice thereof and the expiration of a reasonable period of time thereafter in which Employee is diligently pursuing cure ("Failure to Perform");

     (b) willful conduct which is demonstrably and materially injurious to Employer or an affiliate thereof, monetarily or otherwise;

     (c)  breach of fiduciary duty involving personal profit; or

     (d) willful violation in the course of performing his duties for Employer of any law, rule or regulation (other than traffic violations or misdemeanor offenses). No act or failure to act shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interest of Employer.

     (e)  Decision by Employer to Terminate With Cause.  The decision to
          --------------------------------------------
          terminate the employment of Employee with Cause shall be made by the Board of Trustees.

     (f)  Severance Payment Upon Termination with Cause.  In the event of
          ---------------------------------------------
          termination for Failure to Perform pursuant to Section 3(a), or termination for cause pursuant to Section 3(b), (c) or (d) above, the terms of the stock option agreements between Employer and Employee thereunder will determine the terms of the vesting of options and the exercisability of vested options.

               (i)  For Cause Termination for Failure to Perform.  In the event
                    --------------------------------------------
                    that Employee's employment is terminated with Cause pursuant to Section 3(a) above, Employee shall receive as severance pay an amount in cash equal to one (1) month's salary for every year of service to the Trust in excess of five (5) years of service; such severance payment shall not exceed six (6) months' pay. The number of months for which such a payment is due shall determine the length of the for cause term ("For Cause Term"). For the purposes of this Section 3(f)(i) only, "salary" shall mean Employee's then current annual base salary and shall not include any bonus or other compensation. Payment shall also be made for accrued, but unused, vacation time. Employee shall also receive Full Benefits (as defined above) for the For Cause Term. In the event that, following Employee's termination for Failure to Perform, Employee becomes employed by or affiliated with, as a partner, consultant, contractor or otherwise, any entity which is substantially engaged in the business of property investment or management ("Competitor"), all payments specified in this Section 3(f)(i) shall cease upon the date Employee commences such employment or affiliation; provided, however, Employee shall continue to receive medical and dental care benefits from Employer until (i) Employee is eligible to receive medical and dental care benefits from the Competitor, or (ii) the date of expiration of Employee's For Cause Term, whichever comes first.

               (ii) Other Cause Termination.  In the event that Employee's
                    -----------------------
                    employment is terminated with Cause pursuant to Section 3(b), (c) or (d), Employee shall receive all base salary due and payable as of the date of Employee's termination of employment. No payment shall be made for bonus or other compensation. Payment also will be made for accrued, but unused, vacation time.

     4.   Severance Benefits Upon Termination Upon Disability. Employer may
          ---------------------------------------------------
terminate Employee upon thirty (30) days' prior written notice if (i) Employee's Disability has disabled Employee from rendering service to Employer for at least a six (6) month consecutive period during the term of his employment, (ii) Employee's "Disability" is within the meaning of such defined term in Employer's group long-term disability policy, and (iii) Employee is covered under such policy. In the event of Employee's Termination Upon Disability, Employee shall be entitled to receive as severance pay each month for the year immediately following the date of termination an amount in cash equal to the difference, if any, between (i) the sum of (y) the amount of payments Employee receives or will receive during that month pursuant to the disability insurance policies maintained by Employer for Employee's benefit and (z) the adjustment described in the next sentence and (ii) Employee's base monthly salary on the date of termination due to Disability. The adjustment referred to in clause (z) of the preceding sentence is the amount by which any tax-exempt payments referred to in clause (y) would need to be increased if such payments were subject to tax in order to make the after-tax proceeds of such payments equal to the actual amount of such tax-exempt payments.

     (a)  Benefits.  Employee shall receive Full Benefits (as defined above) for
          --------
          one (1) year following termination due to Disability (subject to the provisions of the Split Dollar Life Insurance Agreement).

     (b)  Stock Options.  In the event that Employee's employment is terminated
          -------------
          due to Disability, the terms of the stock option agreements between Employer and Employee shall determine the vesting of any options held by Employee as of the date of termination due to Disability and the exercise period for any vested option.

     5.   Severance Benefits Upon Termination Upon Death.  If Employee dies,
          ----------------------------------------------
Employee's estate shall be entitled to receive an amount in cash equal to his then-current base salary through the last day of the month in which Employee's death occurs plus any bonus previously awarded but unpaid and any accrued vacation pay through the last day of the month in which Employee's death occurs. The terms of the stock option agreements between Employer and Employee shall determine the vesting of any options held by Employee as of the date of his death and the exercise period for any vested option.

     6.   Confidentiality - Employer's Obligations. Unless Employee and Employer
          ----------------------------------------
mutually agree on appropriate language for such purposes, in the event that Employee's employment is Terminated Without Cause or With Cause pursuant to
Section 3(a) above, or Employee voluntarily resigns, Employer, except to the extent required by law, will not make or publish, without the express prior written consent of Employee, any written or oral statement concerning Employee's work related performance or the reasons or basis for the severing of Employee's employment relationship with Employer; provided, however, that the foregoing restriction is not applicable to information which was or became generally available to the public other than as a result of a disclosure by Employer.

     7.   Confidentiality - Employee's Obligations.  Employee acknowledges and
          ----------------------------------------
reaffirms that Employee will comply with the terms of the confidentiality letter executed by Employee upon commencement of Employee's employment with Employer.
A copy of the confidentiality letter is attached as Exhibit A.

     8.   Payments. Severance payments payable to Employee pursuant to the terms
          --------
of this Severance Agreement may be made either as a lump sum payment or pro rata on a monthly basis, at Employee's option.

     9.   Tax Withholding. Employer may withhold from any benefits payable under
          ---------------
this Severance Agreement, and pay over to the appropriate authority, all federal, state, county, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     10.  Arbitration.
          -----------

          (a) Any controversy, claim or dispute arising out of or relating to this Severance Agreement or the breach thereof shall be settled by arbitration in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties irrevocably consent to the jurisdiction of the federal and state courts located in Maryland for this purpose. Each such arbitration proceeding shall be located in Maryland.

          (b) The arbitrator(s) may, in the course of the proceedings, order any provisional remedy or conservatory measure (including, without limitation, attachment, preliminary injunction or the deposit of specified security) that the arbitrator(s) consider to be necessary, just and equitable. The failure of a party to comply with such an interim order may, after due notice and opportunity to cure with such noncompliance, be treated by the arbitrator(s) as a default, and some or all of the claims or defenses of the defaulting party may be stricken and partial or final award entered against such party, or the arbitrator(s) may impose such lesser sanctions as the arbitrator(s) may deem appropriate. A request for interim or provisional relief by a party to a court shall not be deemed incompatible with the agreement to arbitrate or a waiver of that agreement.

          (c) The parties acknowledge that any remedy at law for breach of this Severance Agreement may be inadequate, and that, in the event of a breach by Employee of Section 7, any remedy at law would be inadequate in that such breach would cause irreparable competitive harm to Employer. Consequently, in addition to any other relief that may be available, the arbitrator(s) also may order permanent injunctive relief, including, without limitation, specific performance, without the necessity of the prevailing party proving actual damages and without regard to the adequacy of any remedy at law.

          (d) In the event that Employee is the prevailing party in such arbitration, then Employee shall be entitled to reimbursement by Employer for all reasonable legal and other professional fees and expenses incurred by him in such arbitration or in enforcing the award, including reasonable attorney's fees.

          (e) The parties agree that the results of any such arbitration proceeding shall be conclusive and binding upon them.

     11.  Continued Employment.  This Severance Agreement shall not confer upon
          --------------------
the Employee any right with respect to continuance of employment by Employer.

     12.  Mitigation.  Employee shall not be required to mitigate the amount of
          ----------
any payment, benefit or other Trust obligation provided for in this Severance Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Employee in any subsequent employment.

     13.  Restrictions on Competition; Solicitation; Hiring.
          -------------------------------------------------

          (a) During the term of his employment by or with Employer, and for one (1) year from the date of the termination of Employee's employment with Employer pursuant to Section 1(a) or 1(b) hereof, or for two (2) years from the date of the termination of Employee's employment with Employer other than pursuant to
               Section 1(a) or 1(b) hereof (the "Post Termination Period"), Employee shall not, without the prior written consent of Employer, for himself or on behalf of or in conjunction with any other person, persons, company, firm, partnership, corporation, business, group or other entity (each, a "Person"), work on or participate in the acquisition, leasing, financing, pre-development or development of any project or property which was considered by Employer or its affiliates for acquisition, leasing, financing, pre-development or development within one year prior to the date of termination of Employee's employment.

          (b) During the term of his employment by or with Employer, and thereafter during the Post Termination Period, Employee shall not, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other Person:

               (i) so that Employer may maintain an uninterrupted workforce, solicit and/or hire any Person who is at the time of termination of employment, or has been within six (6) months prior to the time of termination of Employee's employment, an employee of Employer or its affiliates, for the purpose or with the intent of enticing such employee away from or out of the employ of Employer or its affiliates, provided that Employee shall be permitted to call upon and hire any member of the Employee's immediate family;

               (ii) in order to protect the confidential information and proprietary rights of Employer, solicit, induce or attempt to induce any Person who or that is, at the time of termination of Employee's employment, or has been within six (6) months prior to the time of termination of Employee's employment, an actual customer, client, business partner, property owner, developer or tenant or a prospective customer, client, business partner, property owner, developer or tenant (i.e., a customer, client,
                                                 ----
                     business partner, property owner, developer or tenant who is party to a written proposal or letter of intent with Employer, in each case written less than six (6) months prior to termination of Employee's employment) of Employer, for the purpose or with the intent of (A) inducing or attempting to induce such Person to cease doing business with Employer or its affiliates, (B) enticing or attempting to entice such Person to do business with Employee or any affiliate of Employee, or (C) in any way interfering with the relationship between such Person and Employer or its affiliates; or

               (iii) solicit, induce or attempt to induce any Person who is or that is, at the time of termination of Employee's employment, or has been within six (6) months prior to the time of termination of Employee's employment, a tenant, supplier, licensee or consultant of, or provider of goods or services to Employer or its affiliates, for the purpose or with the intent of (A) inducing or attempting to induce such Person to cease doing business with Employer or its affiliates or (B) in any way interfering with the relationship between such Person and Employer or its affiliates.

          (c) The above notwithstanding, the restrictions contained in subsections (a) and (b) above shall not apply to Employee in the Post-Termination Period in the event that Employee has ceased to be employed by Employer under circumstances which entitle Employee to payments and benefits under his Executive Agreement.

          (d) Because of the difficulty of measuring economic losses to Employer as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to Employer for which it would have no other adequate remedy, Employee agrees that the foregoing covenants, in addition to and not in limitation of any other rights, remedies or damages available to Employer at law, in equity or under this Agreement, may be enforced by Employer in the event of the breach or threatened breach by Employee, by injunctions and/or restraining orders. If Employer is involved in court or other legal proceedings to enforce the covenants contained in this Section 13, then in the event Employer prevails in such proceedings, Employee shall be liable for the payment of reasonable attorneys' fees, costs and ancillary expenses incurred by Employer in enforcing its rights hereunder.

          (e)  It is agreed by the parties that the covenants contained in this
               Section 13 impose a fair and reasonable restraint on Employee in light of the activities and business of Employer on the date of the execution of this Agreement and the current plans of Employer; but it is also the intent of Employer and Employee that such covenants be construed and enforced in accordance with the changing activities, business and locations of Employer and its affiliates throughout the term of these covenants.

          (f) It is further agreed by the parties hereto that, in the event that Employee shall cease to be employed hereunder, and enters into a business or pursues other activities that, at such time, are not in competition with Employer or its affiliates or with any business or activity which Employer or its affiliates contemplated pursuing, as of the date of termination of Employee's employment, within the twelve (12) months from such date of termination, or similar activities or business in locations the operation of which, under such circumstances, does not violate this Section 13 or any of Employee's obligations under this Section 13, Employee shall not be chargeable with a violation of this Section 13 if Employer or its affiliates subsequently enter the same (or a similar) competitive business, course of activities or location, as applicable.

          (g) The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that such court deems reasonable, and the Agreement shall thereby be reformed to reflect the same.

          (h) All of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against Employer whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by Employer of such covenants. It is specifically agreed that the Post Termination Period, during which the agreements and covenants of Employee made in this Section 13 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this
               Section 13.

          (i) Notwithstanding any of the foregoing, if any applicable law, judicial ruling or order shall reduce the time period during which Employee shall be prohibited from engaging in any competitive activity described in Section 13 hereof, the period of time for which Employee shall be prohibited pursuant to
               Section 13 hereof shall be the maximum time permitted by law.

     14.  No Assignment.  Neither this Severance Agreement nor any right,
          -------------
remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either Employer or Employee without the prior written consent of the other party.

     15.  Amendment.  This Severance Agreement may be terminated, amended,
          ---------
modified or supplemented only by a written instrument executed by Employee and Employer.

     16.  Waiver.  Either party hereto may by written notice to the other:  (i)
          ------
extend the time for performance of any of the obligations or other actions of the other party under this Severance Agreement; (ii) waive compliance with any of the conditions or covenants of the other party contained in this Severance Agreement; (iii) waive or modify performance of any of the obligations of the other party under this Severance Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Severance Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Severance

Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach. No failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights to exercise the same any subsequent time or times hereunder.

     17.  Severability.  In case any one or more of the provisions of this
          ------------
Severance Agreement shall, for any reason, be held or found by determination of the arbitrator(s) pursuant to an arbitration held in accordance with Section 10 above to be invalid, illegal or unenforceable in any respect (i) such invalidity, illegality or unenforceability shall not affect any other provisions of this Severance Agreement, (ii) this Severance Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Failure to insist upon strict compliance with any provision of this Severance Agreement shall not be deemed a waiver of such provision or of any other provision of this Severance Agreement.

     18.  Governing Law.  This Severance Agreement has been executed and
          -------------
delivered in the State of Maryland and its validity, interpretation, performance and enforcement shall be governed by the laws of said State; provided, however, that any arbitration under Section 10 hereof shall be conducted in accordance with the Federal Arbitration Act as then in force.

     19.  No Attachment.  Except as required by law, no right to receive
          -------------
payments under this Severance Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or the execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     20.  Source of Payments.  All payments provided under this Severance
          ------------------
Agreement shall be paid in cash from the general funds of Employer, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment.

     21.  Exculpatory Clause.  Neither Employer's shareholders nor the Trustees,
          ------------------
officers, employees or agents of Employer shall be liable under this Severance Agreement, and the Employee shall look solely to Employer's estate for the payment of any claim under or for performance of this Severance Agreement. Employer is organized pursuant to a Third Amended and Restated Declaration of Trust dated as of May 24, 1984.

     22.  Headings.  The section and other headings contained in this Severance
          --------
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Severance Agreement.

     23.  Notices.  Any notice required or permitted to be given under this
          -------
Severance Agreement shall be in writing and shall be deemed to have been given when delivered in person or when deposited in the U.S. mail, registered or certified, postage prepaid, and mailed to Employee's addresses set forth herein and the business address of Employer, unless a party changes its address for receiving notices by giving notice in accordance with this Section, in which case, to the address specified in such notice.

     24.  Counterparts.  This Severance Agreement may be executed in multiple
          ------------
counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

          IN WITNESS WHEREOF, the parties have executed and delivered this Severance Agreement to be effective as of the day and year indicated above.

                                    /s/  Donald C. Wood
                                ------------------------------------------------
                                Employee's Signature

                                Employee's Permanent Address:

                                55 Warwick Stone Way
                                Great Falls, Virginia  22066


                                FEDERAL REALTY INVESTMENT TRUST

                                By:  /s/  Walter F. Loeb
                                   ---------------------------------------------

                                   Name:     Walter F. Loeb
                                             -----------------------------------
                                   Title:    Chairman, Compensation Committee
                                             -----------------------------------

                                   Address:  1626 East Jefferson Street
                                             Rockville, MD  20852-4041